Exhibit 99.1


           Cosi Promotes William E. Koziel to Chief Financial Officer


DEERFIELD, Ill., Aug. 17-- Cosi, Inc. (Nasdaq: COSI), the premium, convenience restaurant company, today announced that it has promoted William E. Koziel to Chief Financial Officer. Mr. Koziel joined Cosi in September 2004 as Controller, and has 16 years of experience in Controller and CFO positions, including three years of experience as CFO of a Nasdaq-traded retail company. Mr. Koziel succeeds Cynthia Jamison, who is leaving the Company.

Kevin Armstrong, Cosi's President and Chief Executive Officer, said, "In reviewing Cosi's long-term goals and plans and the organizational resources we believe are necessary to achieve them, we determined that we require stronger finance leadership for the size and national presence toward which we are building, and that it is in the Company's best interests to be well prepared by acting now. We are pleased that we are able to accomplish this by promoting a proven member of our organization, Bill Koziel. We believe Bill's performance and rapid assimilation of the restaurant industry over the past year, as well as his prior experience, make him the right person to lead our finance organization into the future.

"We appreciate Cindie's contributions to Cosi over the past year as we relocated our support center to Deerfield, established a new finance team, and prepared to execute the growth strategy that is now underway. We wish her well as she returns to Tatum CFO Partners," he concluded.

Mr. Koziel served as CFO of Evans, Inc., a $115 million Nasdaq-traded specialty retailer, from 1995 until 1998. Prior to joining Cosi in 2004, Mr. Koziel from 2002 until 2004 was Corporate Controller of Galyan's Trading Company, Inc., a $750 million sporting goods retailer with 47 stores in 21 states. From 1999 until 2002, Mr. Koziel was Corporate Controller and a member of the senior executive team of Homelife Furniture Corporation, a $650 million retailer with 133 stores and 9 distribution centers in 28 states. Mr. Koziel received Master of Business Administration and Bachelor of Science degrees from DePaul University, and is a Certified Public Accountant.

About Cosi, Inc.

Cosi (http://www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently has 92 Company-owned and two franchise restaurants in seventeen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia, Tennessee, Washington, California, Kentucky, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Adam Weiner or Jon Morgan
Kekst and Company
(212) 521-4800